                                                                   Exhibit 99.1

3rd Quarter Report                                                           UB

                              September 30, 2006

                            Union Bankshares, Inc.
                            ----------------------

                            Amex: UNB

[Photo]

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3rd Quarter Report -- September 30, 2006                 Union Bankshares, Inc.
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Consolidated Balance Sheets (Unaudited)

                                                 September 30,    September 30,
ASSETS                                                    2006             2005

Cash and Due from Banks                           $ 10,345,013     $ 12,534,531
Federal Funds Sold & Overnight Deposits              5,304,468        8,627,582
Interest Bearing Deposits in Banks                   6,106,754       12,079,441
Investment Securities Available for Sale            22,322,949       34,944,588
Loans Held for Sale                                  2,422,990        7,286,818
Loans, net                                         315,465,257      289,729,315
Reserve for Loan Losses                             (3,323,919)      (3,022,711)
Premises and Equipment, net                          5,994,080        5,407,810
Other Real Estate Owned                                177,080          243,665
Accrued Interest & Other Assets                     10,224,654        9,160,975
                                                  ------------     ------------
    Total Assets                                  $375,039,326     $376,992,014
                                                  ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest Bearing Deposits                     $ 50,491,633     $ 51,189,551
Interest Bearing Deposits                          258,440,277      266,716,596
Borrowed Funds                                      19,075,374       13,539,125
Accrued Interest & Other Liabilities                 4,396,510        4,074,429
Common Stock                                         9,837,222        9,831,222
Paid-in Capital                                        147,626          106,988
Retained Earnings                                   34,887,454       33,029,743
Accumulated Other Comprehensive (Loss) Income         (157,755)         226,291
Treasury Stock at Cost                              (2,079,015)      (1,721,931)
                                                  ------------     ------------
    Total Liabilities and Shareholders' Equity    $375,039,326     $376,992,014
                                                  ============     ============

Consolidated Statements of Income (unaudited)

                                        9/30/2006     9/30/2005      9/30/2006      9/30/2005
                                           (3 months ended)             (9 months ended)
Interest Income                        $6,534,645    $5,782,299    $18,705,595    $16,269,878
Interest Expense                        1,819,540     1,268,246      4,876,377      3,149,151
                                       ----------    ----------    -----------    -----------
  Net Interest Income                   4,715,105     4,514,053     13,829,218     13,120,727
  Provision for Loan Losses                     0             0        150,000              0
                                       ----------    ----------    -----------    -----------
    Net Interest Income after
      Provision for Loan Losses         4,715,105     4,514,053     13,679,218     13,120,727

Trust Income                               74,732        66,423        219,306        195,546
Non-interest Income                       918,674       833,721      2,723,473      2,497,949
Non-interest Expenses:
  Salaries & Wages                      1,536,075     1,444,345      4,541,153      4,229,249
  Pension & Employee Benefits             540,508       496,713      1,669,674      1,531,502
  Occupancy Expense, net                  184,856       189,526        585,335        592,051
  Equipment Expense                       268,130       277,195        785,703        789,046
  Other Expenses                          893,926       944,783      2,689,533      2,668,661
                                       ----------    ----------    -----------    -----------
    Total                               3,423,495     3,352,562     10,271,398      9,810,509
                                       ----------    ----------    -----------    -----------
Income before Taxes                     2,285,016     2,061,635      6,350,599      6,003,713
Income Tax Expense                        623,049       567,945      1,681,444      1,682,210
                                       ----------    ----------    -----------    -----------
Net Income                             $1,661,967    $1,493,690    $ 4,669,155    $ 4,321,503
                                       ==========    ==========    ===========    ===========

Earnings per Share                          $0.37         $0.33          $1.03          $0.95
Book value per Share                                                     $9.39          $9.11

Standby letters of credit  were $2,014,000 and $885,000 at September 30, 2006 and 2005, respectively.

Directors UNION BANKSHARES, INC. & UNION BANK
Richard C. Sargent, Chairman            Franklin G. Hovey II
Cynthia D. Borck                        Richard C. Marron
Steven J. Bourgeois                     Robert P. Rollins
Kenneth D. Gibbons                      John H. Steel

Officers UNION BANKSHARES, INC.
Richard C. Sargent                      Chairman
Cynthia D. Borck                        Vice President
Kenneth D. Gibbons                      President & CEO
Marsha A. Mongeon                       Vice President/Treasurer
Robert P. Rollins                       Secretary
JoAnn A. Tallman                        Assistant Secretary

ST. JOHNSBURY ADVISORY BOARD
Cynthia D. Borck                        Kirk Dwyer
J.R. Alexis Clouatre                    Kenneth D. Gibbons
William T. Costa, Jr.                   Franklin G. Hovey II
Dwight A. Davis

LITTLETON ADVISORY BOARD
Judy F. Aydelott                        Schuyler W. Sweet
Stanley T. Fillion                      Norrine A. Williams

Officers UNION BANK

Stacey M. Belanger         Assistant Treasurer             Fairfax
Rhonda L. Bennett          Vice President                  Morrisville
John T. Booth, Jr.         Finance Officer                 Morrisville
Cynthia D. Borck           Executive Vice President        Morrisville
Jennie H. Buchanan         Assistant Vice President        Morrisville
Stacey L.B. Chase          Assistant Treasurer             Morrisville
Jeffrey G. Coslett         Vice President                  Morrisville
Michael C. Curtis          Vice President                  St. Albans
Peter J. Eley              Senior Vice President           Morrisville
Fern C. Farmer             Assistant Vice President        Morrisville
Kenneth D. Gibbons         President & CEO                 Morrisville
Don D. Goodhue             Information Systems Officer     Morrisville
Lorraine M. Gordon         Assistant Vice President        Morrisville
Melissa A. Greene          Assistant Treasurer             Hardwick
Karyn J. Hale              Assistant Treasurer             Morrisville
Claire A. Hindes           Assistant Vice President        Morrisville
Patricia N. Hogan          Vice President                  Morrisville
Tracey D. Holbrook         Vice President                  St. Johnsbury
Lynne P. Jewett            Assistant Treasurer             Morrisville
Peter R. Jones             Vice President                  Morrisville
Stephen H. Kendall         Vice President                  Morrisville

Officers UNION BANK (continued)

Susan O. Laferriere        Vice President                     St. Johnsbury
Dennis J. Lamothe          Vice President                     St. Johnsbury
Susan F. Lassiter          Vice President                     Jeffersonville
Robert L. Miller           Trust Officer                      St. Johnsbury
Marsha A. Mongeon          Senior Vice President-Treasurer    Morrisville
Mildred R. Nelson          Vice President                     Littleton
Karen Carlson Noyes        Assistant Vice President           Morrisville
Barbara A. Olden           Vice President                     St. Johnsbury Ctr.
Deborah J. Partlow         Trust Officer                      Morrisville
Bradley S. Prior           Assistant Treasurer                Morrisville
Colleen D. Putvain         Assistant Treasurer                Morrisville
Craig S. Provost           Assitant Vice President            Stowe
Suzanne L. Roberts         Vice President                     Lyndonville
Robert P. Rollins          Secretary                          Morrisville
Ruth P. Schwartz           Vice President                     Morrisville
Robyn A. Sheltra           Assistant Treasurer                Stowe
David S. Silverman         Senior Vice President              Morrisville
Karen C. Sylvester         Assistant Treasurer                Lyndonville
JoAnn A. Tallman           Assistant Secretary                Morrisville
Alycia R. Vosinek          Commercial Loan Officer            Littleton
Francis E. Welch           Assistant Vice President           Morrisville

                        For more Company information, please visit Union Bank's
                                              web pages at www.unionbankvt.com.

Union Bankshares, Inc.
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Dear Shareholder:                                              October 27, 2006

Third Quarter results are enclosed and we are pleased to report net income for the quarter increased 11.3% and year to date 8.0% over the same period last year. Although net interest income continued to increase over the prior year period, it is leveling off as rates have begun to stabilize, at least on the loan side of the balance sheet.

You will also notice two other items of interest on the balance sheet. Deposits decreased $9 million and total assets were unchanged. This is an unusual occurrence for this time of year and can be attributed to two causes.

First, with interest rates on the rise, many money market funds, brokerage houses and financial institutions have rapidly increased rates they are paying on short-term deposits. This has caused some customers to opt to take advantage of these short-term offerings. The second reason is a return by some investors to the stock market. The Dow is nearing the 12,000 mark and NASDAQ has shown some solid growth as well. We continue to develop new deposit products as well as "fine tune" our existing ones.

We too have been increasing deposit rates and in fact interest expense for the first nine months of 2006 has increased 55% over the same period last year. Our net interest margin is still strong compared to our peers; however, we anticipate a slight decrease for the 4th quarter and at least the early part of 2007. Our Asset and Liability management strategies have proven effective thus far, but we will need to monitor closely and actively manage the balance sheet, especially during the next few quarters.

Foliage has started to "go by" and anecdotal reports from the travel and tourism folks say it was good for business following a less than stellar summer. Recently Mt Mansfield received its first snow and the locals are now gearing up for what they hope will be a busy winter season.

Over the past ten years technology has played an ever increasing role in how we deliver services to our customers. Our document and check imaging, Internet banking, ATM's, electronic bill pay and other innovations have certainly provided our patrons choices in addition to conventional bricks and mortar banking offices.

Senior management, with the assistance of outside expertise, is in the final phase of developing an updated formal Information Technology Plan to help guide us through the innovations coming in the next few years. Clearly we must not only support bricks and mortar banking, but the newest options in electronic banking. This plan must address simplicity, accessibility, convenience and, above all, account and customer security. We will keep you posted as we implement the plan.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.28 to shareholders of record on October 24, 2006 This is an increase of $.02 per share or 7.7% over the previous dividend paid in July. If you would like to have your dividends deposited directly into an account with us, or another financial institution, and have not already signed up, please contact JoAnn Tallman at (802) 888-6600 to receive an authorization form.

Sincerely,


/s/ Richard C. Sargent                             /s/ Kenneth D. Gibbons

    Richard C. Sargent                                 Kenneth D. Gibbons
    Chairman                                           President & CEO


Union Bankshares, Inc.
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Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact us at the address and phone number listed below:


Corporate Name:       Union Bankshares, Inc.

Transfer Agent:       Union Bank
                      P.O. Box 667
                      Morrisville, VT 05661-0667

Phone:                802.888.6600

Fax:                  802.888.4921

E-mail:               ubexec@unionbankvt.com

American Stock Exchange
Ticker Symbol:       UNB


Union Bank Offices

Fairfax                       Littleton, NH                 St. Albans Loan Ctr
Jct. Rtes. 104 & 128*         263 Dells Road*               120 North Main St.
802.849.2600                  603.444.7136                  802.524.9000

Hardwick                      Lyndonville                   St. Johnsbury
103 VT Rte. 15*               183 Depot St.*                364 Railroad St.*
802.472.8100                  802.626.3100                  802.748.3131

Hyde Park                     Morrisville                   St. Johnsbury
250 Main St.                  20 Lower Main St.*            325 Portland St.*
802.888.6880                  802.888.6600                  802.748.3121

Jeffersonville                65 Northgate Plaza*           St. Johnsbury Ctr.
44 Main St.*                  Route 100                     Green Mtn. Mall*
802.644.6600                  802.888.6860                  1998 Memorial Dr.
                                                            802.748.2454
Johnson                       Stowe
198 Lower Main St.*           47 Park St.*                  *ATMs at
802.635.6600                  802.253.6600                  these branches